UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2018

COLLEGIUM PHARMACEUTICAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-37372	03-0416362
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Dedham Street Suite 800 Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2018, the Board of Directors (the “Board”) of Collegium Pharmaceutical, Inc. (the “Company”) appointed Joseph Ciaffoni, the Company’s Executive Vice President and Chief Operating Officer, to succeed Michael T. Heffernan as the Company’s new President and Chief Executive Officer and to serve as a Class II member of the Board, effective July 1, 2018.  In connection with Mr. Ciaffoni’s appointment, Mr. Heffernan will resign, effective June 30, 2018, from his position as the Company’s President and Chief Executive Officer.  Mr. Heffernan will continue to serve as Chairman of the Board.

Mr. Ciaffoni, age 47, has served as the Company’s Executive Vice President and Chief Operating Officer since May 2017. Prior to joining the Company, Mr. Ciaffoni served as President, U.S. Branded Pharmaceuticals of Endo International plc, a specialty pharmaceutical company, from August 2016 to December 2016. Before that, from April 2012 to August 2016, Mr. Ciaffoni held various positions of increasing responsibility at Biogen Idec, including Senior Vice President, Global Specialty Medicines Group, Senior Vice President, U.S. Commercial and Vice President, U.S. Neurology Field Operations and Marketing. Prior to joining Biogen Idec, Mr. Ciaffoni was Executive Vice President and Chief Operating Officer of Shionogi Inc. and President of Shionogi Pharmaceuticals from July 2008 to October 2010. Mr. Ciaffoni also previously served as Vice President, Sales for Schering-Plough (now Merck) from May 2004 to June 2008, where he was responsible for the cholesterol franchise, and has held several commercial leadership roles at Sanofi-Synthelabo (now Sanofi) from January 2002 to April 2004 and Novartis from January 1994 to December 2001. Mr. Ciaffoni received a B.A. in Communications in 1993 and an M.B.A. in 2000, both from Rutgers, The State University of New Jersey.  The Company believes that Mr. Ciaffoni’s perspective and experience as a senior executive in the pharmaceutical industry, as well as the depth of his operations experience, provide him with the qualifications and skills to serve as a director.  There are no family relationships between Mr. Ciaffoni and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ciaffoni Employment Agreement Amendment

In connection with Mr. Ciaffoni’s appointment to President and Chief Executive Officer, the Company and Mr. Ciaffoni entered into an amendment (the “Employment Amendment”) to the Employment Agreement, dated as of May 31, 2017, by and between the Company and Mr. Ciaffoni (the “Employment Agreement”).  The Employment Amendment sets forth the terms of Mr. Ciaffoni’s compensation beginning July 1, 2018, including potential severance and change in control benefits.  The Employment Amendment provides, among other things, that Mr. Ciaffoni will receive a base salary of $600,000 and a target annual bonus award of 60% of his base salary (prorated for 2018 for time in the Chief Executive Officer position).  Mr. Ciaffoni remains eligible to participate in all of the Company’s employee benefit plans, subject to the terms and conditions applicable to such plans, and eligible to receive equity-based compensation commensurate with his position in connection with any annual equity-based awards made to senior executives of the Company.

In addition, the Employment Amendment modifies the terms of Mr. Ciaffoni’s severance benefits such that (i) if Mr. Ciaffoni’s employment is terminated by the Company without cause (as defined in the Employment Agreement) or by Mr. Ciaffoni for good reason (as defined in the Employment Agreement), then he will have the right to receive a payment equal to his target annual bonus, paid in twelve (12) substantially equal installments, in lieu of a pro rata annual bonus that would have been paid for the fiscal year in which his employment terminates, in addition to the other severance benefits described in the Employment Agreement; and (ii) if Mr. Ciaffoni’s employment is terminated by the Company without cause or upon resignation by Mr. Ciaffoni for good reason, in each case, during the twelve month period following a change in control (as defined in the Company’s 2014 Stock Incentive Plan) of the Company, then he will have the right to receive a lump sum payment equal to 150% of his annual base salary and the target bonus that would have been paid for the fiscal year in which his employment terminates, in addition to the other severance benefits described in the Employment Agreement, which include payment of the prior year’s earned bonus and  accelerated vesting of his equity incentives.  The other terms of Mr. Ciaffoni’s Employment Agreement did not materially change.

The above summary of the terms of Mr. Ciaffoni’s Employment Amendment is qualified in its entirety by reference to the Employment Amendment that is attached hereto as Exhibit 10.1.

In connection with Mr. Ciaffoni’s promotion to President and Chief Executive Officer, the Board has approved a grant, effective on July 1, 2018, to Mr. Ciaffoni of (i) an option to purchase a number of shares of the Company’s common stock having a value of approximately $625,000, and (ii) restricted stock units covering a number of shares of the Company’s common stock having a value of approximately $625,000, in each case, pursuant to the Company’s Amended and Restated 2014 Stock Incentive Plan and vesting over a four-year period subject to Mr. Ciaffoni’s continued employment with the Company. The number of options and restricted stock units to be issued will be calculated in the same way as the Initial Grant (as defined in the Employment Agreement) pursuant to the Employment Agreement.

Heffernan Resignation Letter Agreement

In connection with Mr. Heffernan’s resignation from his position as the Company’s President and Chief Executive Officer, the Company and Mr. Heffernan entered into a Letter Agreement (the “Letter Agreement”), dated June 4, 2018, pursuant to which, among other things, Mr. Heffernan will continue to serve as the Company’s Chairman of the Board and will be entitled to (i) his pro rata annual bonus through June 30, 2018, to be paid in accordance with any bonuses paid to the Company’s other senior executives, (ii) waiver of the applicable premium otherwise payable for COBRA continuation coverage for him and his eligible dependents until the earlier of eighteen months or Mr. Heffernan’s becoming eligible for group health coverage from any subsequent employment and, during such coverage period, payment of the applicable annual family deductible (less, for 2018, the balance of Mr. Heffernan’s Health Savings Account at the time of termination of employment), (iii) vesting of all outstanding, unvested equity awards at the Company’s 2020 annual meeting of shareholders, subject to Mr. Heffernan’s continued service on the Board through such date (which equity awards will otherwise continue to vest in accordance with the awards’ existing terms), and (iv) compensation as a non-employee director under the Company’s Non-Employee Directors’ Compensation Policy. The above summary is qualified in its entirety by reference to the Letter Agreement that is attached hereto as Exhibit 10.2.

2018 Non-Employee Directors’ Compensation Policy

On June 4, 2018, the Company’s amended and restated Non-Employee Directors’ Compensation Policy was amended to provide for an additional annual retainer for the Chairman of the Board of $60,000, paid quarterly in arrears together with the annual retainer for all eligible directors.

Item 8.01.                            Other Events.

A copy of the press release dated June 4, 2018 announcing Mr. Ciaffoni’s appointment as President and Chief Executive Officer and Mr. Heffernan’s transition from President and Chief Executive Officer is attached as Exhibit 99.1 to this report.

Item 9.01.                            Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated June 4, 2018, by and between Collegium Pharmaceutical, Inc. and Joseph Ciaffoni.
10.2	Letter Agreement, dated June 4, 2018, by and between Collegium Pharmaceutical, Inc. and Michael T. Heffernan.
99.1	Press Release dated June 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Collegium Pharmaceutical, Inc.

By:	/s/ Paul Brannelly
Paul Brannelly
Executive Vice President and Chief Financial Officer

Dated: June 4, 2018